Exhibit 99.1

Snap Appoints Chief Financial Officer and Chief People Officer

Derek Andersen Appointed Chief Financial Officer; Lara Sweet Appointed Chief People Officer

SANTA MONICA, CALIF. — (May 20, 2019) — Snap Inc. (NYSE: SNAP) today announced the appointment of Derek Andersen, currently Snap’s Vice President of Finance, as Chief Financial Officer. Mr. Andersen will take over the responsibilities of interim CFO Lara Sweet and report to CEO Evan Spiegel.

Snap also announced the appointment of Lara Sweet as Chief People Officer. In this new role, Ms. Sweet will oversee Snap’s global talent acquisition and management strategies and processes, human resource functions and the overall team experience. She will report to Mr. Spiegel in this capacity, and continue as Chief Accounting Officer until a replacement is named. Both appointments are effective immediately.

“I am thrilled to announce the promotions of Derek and Lara, which reflect their strengths as leaders,” Mr. Spiegel said. “Derek has played a critical role in building our finance function since joining Snap almost a year ago, as well as leading our cost efficiency initiatives and strategic planning processes. We’re confident that Derek brings important stability to this vital role, given his strong financial expertise and impressive accomplishments working together with our teams.”

Mr. Spiegel continued, “Lara has provided seamless continuity throughout the transitions in our finance team. I’ve long admired Lara’s approach to building culture and managing talent, so when she asked me for the opportunity to focus on People I was thrilled for her to step into this role. We are excited to see her lead our people-focused initiatives, which will emphasize Snap’s talent as a core advantage for our business. I am confident that with Derek and Lara’s leadership in these key functions, we will continue to execute against our long-term vision.”

Mr. Andersen said, “I am honored to play a deeper role in ensuring that Snap is best positioned to create value for our community, partners, and investors over the long term. I look forward to continuing to work with our talented finance team and helping drive us along our path towards break-even.”

Ms. Sweet said, “Since assuming the role of interim CFO near the beginning of this year, I have also taken on the responsibilities of managing our People teams. I am excited to have the opportunity to focus full-time on this critical area of our business, and to help foster a culture and team at Snap that will enable our continued success.”

Derek Andersen Biography

Mr. Andersen has served as Snap’s Vice President of Finance since July 2018. During his tenure at Snap, Mr. Andersen has played an important role in spearheading the development and implementation of best practices across Snap’s finance and reporting functions. Mr. Andersen was previously employed at Amazon.com, Inc., serving in a variety of roles over seven years, most recently as Vice President of Finance supporting Amazon’s digital video business. Mr. Andersen also previously served in roles at Fox Interactive Media, including as Senior Vice President, Finance and Business Operations for IGN, and as Vice President, Finance.

Mr. Andersen holds a BBA from Acadia University, an MBA from the Haas School of Business at the University of California, Berkeley, and is a CFA Charter Holder.

Lara Sweet Biography

Ms. Sweet joined Snap in 2016 and has served multiple roles in the company’s finance organization, including interim CFO, Chief Accounting Officer, and Vice President, Controller. During her tenure as interim CFO, Ms. Sweet managed the day to day operations of the finance, accounting, and people teams. Prior to joining Snap, Ms. Sweet served as Controller and Chief Accounting Officer at AOL, Inc., and previously served as Vice President, Internal Audit, and Vice President, Controller. She has also held the positions of Senior Director, External Reporting at Freddie Mac and Manager, Internal Audit at Marriott International.

Ms. Sweet holds a BS in Accounting from George Mason University.

About Snap Inc.

Snap Inc. is a camera company. We believe that reinventing the camera represents our greatest opportunity to improve the way people live and communicate. We contribute to human progress by empowering people to express themselves, live in the moment, learn about the world, and have fun together. For more information, visit snap.com.

Investors and Analysts:

ir@snap.com

Media:

Julie Henderson, Snap Inc.

jhenderson@snap.com

Abi Genis, Sard Verbinnen

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Hayley Fahey, Sard Verbinnen

hfahey@sardverb.com